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                                                                   Exhibit 23(f)


                         CONSENT OF GOLDMAN SACHS & CO.
                         ------------------------------

PERSONAL AND CONFIDENTIAL


February 22, 2000


Board of Directors
Commercial Intertech Corp.
1775 Logan Avenue
Youngstown, OH  44505

Re:     Registration Statement (File No. 333-96453) of
        Parker-Hannifin Corporation

Gentlemen:

Reference is made to our opinion letter dated January 14, 2000 with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Commercial Intertech Corp. (the "Company") of the Stock Consideration and Cash Consideration (as defined therein) to be received for the Shares pursuant to the Agreement and Plan of Merger, dated as of January 14, 2000, among Parker-Hannifin Corporation and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Background of the Merger," "Recommendation of the Commercial Intertech Board of Directors; Reasons for the Merger," "Opinion of Financial Advisor to Commercial Intertech" and "Material Provisions of the Merger Agreement" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ GOLDMAN, SACHS & CO.

GOLDMAN, SACHS & CO.